UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2015
Remark Media, Inc.

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3930 Howard Hughes Parkway, Suite 400 Las Vegas, NV	89169	702-701-9514
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 30, 2015, Remark Media, Inc. (“we”, “us” or “our”) held our 2015 annual meeting of stockholders and submitted the following matters to a vote of our stockholders:

•	the election of five directors to serve until our 2016 annual meeting of stockholders and until their successors are duly elected and qualified;

•	the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

•	the approval of an amendment to our Amended and Restated Certificate of Incorporation designed to protect the tax benefits of our net operating loss carryforwards (the “Protective Amendment”); and

•	the approval of the Tax Benefit Preservation Plan (a shareholder rights plan) designed to protect the tax benefits of our net operating loss carryforwards.

As of June 2, 2015, the record date of the 2015 annual meeting, 13,934,102 shares of our common stock were outstanding and eligible to vote.

Our stockholders, by the requisite vote, approved the election of each director nominee, the ratification of the appointment of Cherry Bekaert LLP and the Tax Benefit Preservation Plan, but did not approve the Protective Amendment. The table below presents the number of votes for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, including a separate tabulation with respect to each such nominee for director, as applicable.

	For	Withheld	Broker Non-Votes
Director nominees
Theodore P. Botts	6,929,347	461	2,698,387
Robert G. Goldstein	6,804,503	125,305	2,698,387
William W. Grounds	6,801,503	128,305	2,698,387
Jason E. Strauss	6,929,347	461	2,698,387
Kai-Shing Tao	6,834,447	95,361	2,698,387

	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of Cherry Bekaert LLP	9,627,966	229	—	N/A
Approval of the Protective Amendment	6,918,285	11,518	5	2,698,387
Approval of the Tax Benefit Preservation Plan	6,918,285	11,518	5	2,698,387

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remark Media, Inc.

Date:	August 5, 2015	By:	/s/ Douglas Osrow
		Name:	Douglas Osrow
		Title:	Chief Financial Officer